UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

Supernova Partners Acquisition Company II, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40140	98-1574543
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 50th Street NW Suite 300 PMB 1044 Washington, D.C.	20016
(Address of principal executive offices)	(Zip Code)

(202) 918-7050

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SNII.U	The New York Stock Exchange
Class A Ordinary Shares, $0.0001 par value	SNII	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SNII WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2021, Supernova Partners Acquisition Company II, Ltd. (the “Company”) consummated its initial public offering (the “IPO”) of 34,500,000 units (the “Units”), which included the exercise in full of the underwriters’ option to purchase an additional 4,500,000 Units at the initial public offering price to cover over-allotments. Each Unit consists of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-fourth of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $345,000,000. Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company’s registration statement on Form S-1 (File No. 333-252963):

•

an Underwriting Agreement, dated March 1, 2021, by and among the Company, J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters named therein, which contains customary representations and warranties and indemnification of the underwriters by the Company, attached hereto as Exhibit 1.1;

•

a Warrant Agreement, dated March 1, 2021, between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants (as defined below); certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the Warrant Agreement, attached hereto as Exhibit 4.1;

•

a Letter Agreement, dated March 1, 2021, among the Company, the Sponsor and each executive officer and director of the Company, pursuant to which the Sponsor and each executive officer and director of the Company has agreed to vote any Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 (the “Class B Ordinary Shares”), of the Company held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the required time period; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor, attached here as Exhibit 10.1;

•

an Investment Management Trust Agreement, dated March 1, 2021, between the Company and American Stock Transfer & Trust Company, LLC, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants (as defined below), and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement, attached here as Exhibit 10.2;

•

a Registration Rights Agreement, dated March 1, 2021, among the Company and Supernova Partners II LLC (the “Sponsor”) and certain other holders of the Company’s securities, which provides for customary demand and piggy-back registration rights for the Sponsor and such holders, attached here as Exhibit 10.3; and

•

a Private Placement Warrants Purchase Agreement, dated March 1, 2021, between the Company and the Sponsor, pursuant to which the Sponsor purchased 4,450,000 private placement warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $2.00 per warrant (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”), attached here as Exhibit 10.4.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3 and 10.4, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private sale of 4,450,000 Private Placement Warrants at a price of $2.00 per Private Placement Warrant, generating total proceeds of $8,900,000. The Private Placement Warrants, which were purchased by the Sponsor, are identical to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption (except in certain circumstances when the Public Warrants are called for redemption and a certain price per Class A Ordinary Share threshold is met), (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination; and (iv) the holders of Private Placement Warrants are entitled to certain registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Warrant Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, in connection with the IPO, Katie Curnutte, Ken Fox, Damien Hooper-Campbell, Jim Lanzone, Gregg Renfrew and Rajeev Singh (collectively, the “New Directors”) were appointed to the board of directors of the Company (the “Board”). Effective March 1, 2021, (i) each of Damien Hooper-Campbell, Alexander Klabin, Jim Lanzone and Rajeev Singh were appointed to the audit committee, (ii) each of Spencer Rascoff, Ken Fox and Gregg Renfrew was appointed to the compensation committee and (iii) each of Ken Fox, Spencer Rascoff and Gregg Renfrew were appointed to the nominating and corporate governance committee.

Following the appointment of the New Directors, the Board is comprised of three classes. The term of office of the first class of directors, consisting of Katie Curnutte, Damien Hooper-Campbell and Ken Fox, will expire at the Company’s first annual general meeting. The term of office of the second class of directors, consisting of Gregg Renfrew, Jim Lanzone and Rajeev Singh, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of Michael Clifton, Alexander Klabin, Spencer Rascoff and Robert Reid, will expire at the third annual general meeting.

The Company will enter into indemnity agreements with the New Directors and reimburse the New Directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors. In February 2021, the Sponsor transferred 28,750 Class B Ordinary Shares to each of the New Directors. Following the share dividend effected on March 1, 2021, each of the New Directors owns 34,500 Class B Ordinary Shares. Other than the foregoing, none of the New Directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2021 and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01	Other Events

On March 1, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On March 4, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement by and among the Company, J.P. Morgan Securities LLC and Jefferies LLC, as representatives of the several underwriters named therein

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Warrant Agreement between American Stock Transfer & Trust Company, LLC and the Company

10.1	Letter Agreement among the Company, the Sponsor and the Company’s officers and directors

10.2	Investment Management Trust Account Agreement between American Stock Transfer & Trust Company, LLC and the Company

10.3	Registration Rights Agreement among the Company, the Sponsor and the other holders party thereto

10.4	Private Placement Warrants Purchase Agreement between the Company and the Sponsor

99.1	Press Release, dated March 1, 2021

99.2	Press Release, dated March 4, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2021

SUPERNOVA PARTNERS ACQUISITION COMPANY II, LTD.

By:	/s/ Robert Reid
Name:	Robert Reid
Title:	Chief Executive Officer